Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Global ePoint, Inc. on Form S-8 of our report dated April 14, 2005, appearing in the Annual Report on Form 10-KSB of Global ePoint, Inc. for the year ended December 31, 2004.

/s/ HASKELL & WHITE LLP

Irvine, California

August 5, 2005